THIS SUBORDINATED TERM NOTE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT DATED OF EVEN DATE HEREWITH BY AND AMONG MAKER, PAYEE, SOVEREIGN BANK, AND MORO CORPORATION. REFERENCE IS MADE TO THE SUBORDINATION AGREEMENT FOR ALL OF THE TERMS, CONDITIONS, AND COVENANTS CONTAINED THEREIN.


                             SUBORDINATED TERM NOTE

Amount: $300,000                                           Dated: March 31, 2000


I. NAME AND ADDRESS; PRINCIPAL AMOUNT; INTEREST RATE.

     FOR VALUE RECEIVED, MORO ACQUISITION CORP., a Delaware corporation, with an address of Foot of Herman Street, South River, New Jersey 08882 (hereinafter "Maker"), promises to pay to the order of DAVID W. MENARD and JACQUELINE J. MENARD, with an address of 111 Presidential Boulevard, Suite 240, Bala Cynwyd, Pennsylvania 19004 (hereinafter "Payee"), without defalcation or setoff, the sum of THREE HUNDRED THOUSAND DOLLARS($300,000), in lawful money of the United States of America, together with interest accruing on the outstanding balance thereof from and after the date hereof. Interest shall accrue at the same rate of interest as is provided for in the Acquisition Term Note dated of even date herewith in the original principal amount of $300,000, from David W. Menard and Jacqueline J. Menard, as Maker, in favor of Sovereign Bank, as Payee, which is nine percent (9%) per annum.

II. PAYMENT TERMS.

     Subject to Section IV hereof, the principal amount due hereunder along with all accrued interest thereon shall be paid as follows:

     A. Interest accrued on the principal amount hereunder shall be payable monthly, in arrears, on the first day of each calendar month commencing on May 1, 2000.

     B. The principal balance of this Subordinated Term Note shall be payable in three (3) equal, consecutive annual instalments of $75,000 each, plus interest thereon, commencing on April 1, 2002, and continuing on the first day of each April thereafter until April 1, 2005, at which time the remaining unpaid principal balance of $75,000, plus all accrued interest thereon, shall be paid in full.

III. SUBORDINATION.

     This Subordinated Term Note is subject to all of the terms and conditions of the Subordination Agreement dated of even date herewith by and between Sovereign Bank, Maker, Payee, and Moro Corporation, a Delaware corporation ("Subordination Agreement"). The terms and conditions of the Subordination Agreement are incorporated herein by reference in their entirety. Reference is made to the Subordination Agreement for all of the terms, conditions, and covenants contained therein. In the event of a conflict between the terms of this Subordinated Term Note and the Subordination Agreement, the terms of the Subordination Agreement shall control.

IV. EVENTS OF DEFAULT.

     A. The entire unpaid principal balance of this Subordinated Term Note, together with all accrued and unpaid interest, shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which are expressly waived) upon the occurrence of any of the following events (each of which shall constitute an "Event of Default"):

     (1) Maker fails to make any payment of principal or interest in full as and when due, which failure continues for five days after written notice of such failure;

     (2) Maker's liquidation and/or dissolution;

     (3) Any one or more of Maker or Moro Corporation (collectively, the "Obligors") files a voluntary petition in bankruptcy or insolvency, or are adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, or similar relief under the present or any future federal bankruptcy act or any other present or any future applicable federal, state, or other statute or law, or make an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, or liquidator for all or any part of their assets; or

     (4) Any case, proceeding, or other action against any one or more of the Obligors is commenced seeking to have an order for relief entered against any one of them as debtor, or seeking reorganization, arrangement, adjustment, or liquidation under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for any one of them or for all or any substantial part of their assets, and such case, proceeding, or other action (i) results in the entry of an order for relief or (ii) remains undismissed for a period of sixty (60) days.

     B. If an Event of Default occurs, then interest shall accrue on the outstanding principal balance of this Subordinated Term Note, from the date of such Event of Default until the date payment is made in full, calculated at the rate (the "Default Rate") equal to the lesser of (i) fifteen (15%) percent per year, or (ii) the maximum rate of interest allowed by applicable law.

     C. Upon the occurrence of an Event of Default hereunder, Payee shall have all rights and remedies provided under all applicable laws and shall be deemed to have exercised the same immediately without notice or further action.

V. WAIVERS; NOTICES; COLLECTION.

     Presentment for payment or acceptance, and notice of dishonor of payment or acceptance, notice of protest and notice of any renewal, extension, modification or change of time, manner, place or terms of payment, are hereby waived by Maker. Any notice to Maker shall be sufficiently served for all purposes if placed in the mail addressed to, or left upon the premises, at the address of Maker set forth above.

     Any failure or delay of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Payee of a breach or default of any provisions of this Subordinated Term Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

     Maker agrees to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in effecting collection of all amounts due under this Subordinated Term Note upon the occurrence of an Event of Default, whether incurred before or after judgment and specifically including costs and expenses incurred to enforce and collect any judgment. All such costs and expenses shall be added to the principal amount due under this Subordinated Term Note, and shall bear interest at the Default Rate.

VI. OTHER PROVISIONS.

     This Subordinated Term Note shall be construed according to, and shall be governed by, the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws rules. The provisions of this Subordinated Term Note shall be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Subordinated Term Note shall continue in full force and effect. This Subordinated Term Note may be amended only by a writing signed on behalf of Maker and Payee.

     Any obligations of Maker hereunder shall not be revoked, impaired or affected in any manner or to any extent by the dissolution or change in the form or status of Maker. This Subordinated Term Note shall be binding upon the successors and assigns of Maker, and shall inure to the benefit of and be fully enforceable by the heirs, personal representatives, successors and assigns of Payee or any other holder hereof. This Subordinated Term Note is intended to take effect as an instrument under seal.

VII. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT

     This Subordinated Term Note constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered or amended except by a written agreement signed by the parties.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Subordinated Term Note on the day and year first above written.

                                            MORO ACQUISITION CORP.



                                            By: /s/ David W. Menard
                                                -------------------
                                                David W. Menard,
                                                President